Exhibit 99.1

Enertopia Approved By DOE On Lithium Research Project

Kelowna, British Columbia, September 2nd, 2021 - Enertopia Corporation ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is pleased to announce it has been notified that its group was one of 15 projects selected for funding in next-generation extraction, separation, and processing technologies, for critical materials by The U.S. Department of Energy (DOE).

The U.S. Department of Energy (DOE) announced more than $50 million in funding for 15 projects focused on field validation and demonstration, as well as next-generation extraction, separation, and processing technologies, for critical materials.

The project is in partnership with, Pacific Northwest National Laboratory (PNNL), Moselle Technologies, and four other companies.

The project partnership will be using Magnetic Core-Shell Nanoparticles technology in its efforts to recover Lithium from unconventional sources.

Critical materials are used in many products important to the American economy and energy technologies, such as rare-earth elements used to manufacture high-strength magnets for offshore wind-turbine generators and lithium and cobalt in lithium-ion batteries for electric vehicles.

Projects selected under this funding opportunity announcement will reduce both the costs of critical materials and the environmental impacts of production.

"Enertopia is looking forward to getting testing underway on its Lithium claystone rock that was drilled in 2018 and will be used in the solution tests using the nano technology mentioned above through this project in the coming months and will provide a further update when results warrant," Stated President and CEO Robert McAllister."

About Enertopia:

Defines Itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or that current talks with respect to potential joint ventures or partnerships will result in definitive agreements. There can be no assurance that patent #6,024,086 will have a positive impact on Enertopia. There can be no assurance that provisional patents applications will become patents or the DOE testing will prove successful. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.